As filed with the Securities and Exchange Commission on November 8, 2016
Registration No. 333- ___
UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form S-8
REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

COMMERCE BANCSHARES, INC.
(Exact name of registrant as specified in its charter)

Missouri	43-0889454
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

1000 Walnut
Kansas City, Missouri	64106
(Address of Principal Executive Offices)	(Zip Code)

Commerce Bancshares, Inc. Participating Investment Plan
(Full title of the plan)

Jeffery D. Aberdeen
Controller
1000 Walnut
Kansas City, Missouri 64106
(Name and address of agent for service)

(816) 234-2000
(Telephone number, including area code, of agent for service)

PLEASE SEND COPIES OF COMMUNICATIONS TO:

Thomas J. Noack, Esq.	Jeffrey T. Haughey, Esq.
Commerce Bancshares, Inc.	Husch Blackwell LLP
8000 Forsyth Blvd.	1700 Lincoln Street, Suite 4700
Clayton, Missouri 63105	Denver, Colorado 80203

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See definitions of “large accelerated filer” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☑	Accelerated filer ☐
Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐

1

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered (1)	Proposed maximum offering price per share (2)(3)	Proposed maximum aggregate offering price (2)(3)	Amount of registration fee (2)
Common Stock, par value $5.00 per share	1,500,000	$49.45	$74,175,000	$8,596.88

(1)
This Registration Statement covers 1,500,000 additional shares of Common Stock to be sold under the Commerce Bancshares, Inc. Participating Investment Plan (the “PIP Plan”). This Registration Statement shall also be deemed to register and cover any additional shares of Common Stock that may be issued under the PIP Plan pursuant to the anti-dilution provisions of such plan as the result of any stock split, stock dividend or similar transaction, and such lesser amount of shares of Common Stock that may be issued under the PIP Plan as a result of any reverse stock split, stock combination or similar transaction.

(2) Pursuant to General Instruction E to Form S-8, a filing fee is only being paid with respect to the registration of additional securities for the PIP Plan.

(3)
Estimated solely for the purpose of calculating the amount of the registration fee pursuant to paragraphs (c) and (h) of Rule 457 under the Securities Act. The price per share and aggregate offering price are based upon the average of the high and low prices of the Registrant’s Common Stock reported on the NASDAQ Stock Market on November 4, 2016.

2

PART I
INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

ITEM 1.   PLAN INFORMATION.*

ITEM 2.   REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION.*

*
The documents containing the information specified in “Item 1. Plan Information” and “Item 2. Registrant Information and Employee Plan Annual Information” of Form S-8 will be sent or given to participants in the Commerce Bancshares, Inc. Participating Investment Plan, as specified by Rule 428(b)(1) under the Securities Act. Such documents are not required to be, and are not, filed with the Securities and Exchange Commission either as part of this Registration Statement or as a prospectus or prospectus supplement pursuant to Rule 424 under the Securities Act. These documents and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Part II of Form S-8, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

1

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.   INCORPORATION OF DOCUMENTS BY REFERENCE.
The following documents, filed with the Securities and Exchange Commission (the “SEC”) by the Company are incorporated herein by reference:

•	The Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2015, filed on February 24, 2016;

•
The Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2016, filed on May 6, 2016, for the quarter ended June 30, 2016, filed on August 5, 2016 and for the quarter ended September 30, 2016, filed on November 7, 2016;

•	The Company’s Current Report on Form 8-K filed on February 2, 2016 and April 22, 2016;

•
All other reports filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), since December 31, 2015, except for information furnished under Current Reports on Form 8-K, which is not deemed filed and not incorporated herein by reference; and

•
The description of the Company's common stock, $5.00 par value per share, contained in the Company's Registration Statement filed pursuant to Section 12 of the Exchange Act and any amendments or reports filed for the purpose of updating that description.

Any document which we file pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Registration Statement and prior to the filing of a Post-Effective Amendment to this Registration Statement indicating that all securities offered under the Registration Statement have been sold, or deregistering all securities then remaining unsold (other than, in each case, documents or information deemed to have been furnished and not filed in accordance with SEC rules), are also incorporated herein by reference and shall be a part hereof from the date of filing of such documents.

Any statement contained in a document incorporated, or deemed to be incorporated, by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4.   DESCRIPTION OF SECURITIES.

Not applicable.

ITEM 5.   INTERESTS OF NAMED EXPERTS AND COUNSEL.

Not applicable.

ITEM 6.   INDEMNIFICATION OF DIRECTORS AND OFFICERS.

Section 351.355.1 of the Missouri General Business and Corporation Law (the “MGBCL”) provides, in general, that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit, or proceeding, whether civil, criminal, administrative or investigative, other than an action by or in the right of the corporation, by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys' fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit, or proceeding if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. The termination of any action, suit, or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his or her conduct was unlawful.

Section 351.355.2 of the MGBCL provides, in general, that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses, including attorneys' fees, and amounts paid in settlement actually and reasonably incurred by him in connection with the defense or settlement of the action or suit if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation; except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable for negligence or misconduct in the performance of his or her duty to the corporation unless and only to the extent that the court in which the action or suit was brought determines upon application that, despite the adjudication of liability and in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper.

Section 351.355.8 of the MGBCL provides, in general, that a corporation may purchase and maintain insurance or another arrangement on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him or her and incurred by him or her in any such capacity, or arising out of his or her status as such, whether or not the corporation would have the power to indemnify him against such liability under the provisions of the law.

Section 351.355.6 of the MGBCL also permits any person who is or was a director, officer, employee or agent, or to any person who is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, to seek indemnification under any applicable bylaw, agreement, vote of shareholders or otherwise.

There is also in effect a bylaw provision entitling officers and directors to be indemnified by the Company from and against any and all of the expenses, liabilities or other matters covered by said provision.

ITEM 7.   EXEMPTION FROM REGISTRATION CLAIMED.

Not applicable.

ITEM 8.   EXHIBITS.

Exhibit Number	Description
4.1	Restated Articles of Incorporation, as amended (incorporated by reference to Exhibit 3(a) to the Quarterly Report on Form 10-Q dated May 7, 2014, Commission File Number 000-02989).
4.2	Restated Bylaws, as amended (incorporated by reference to Exhibit 3(b) to the Current Report on Form 8-K dated February 14, 2013, Commission File No. 000-02989).
5.1*	Opinion of Husch Blackwell LLP, regarding the legality of the securities to be offered hereby.
23.1*	Consent of Husch Blackwell LLP (included in Exhibit 5.1).
23.2*	Consent of Independent Registered Public Accounting Firm.
24.1*	Power of Attorney (included in signature page of this Registration Statement).
*    Filed herewith.

ITEM 9.   UNDERTAKINGS.

The undersigned Registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)
To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)
To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

Provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Securities and Exchange Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this Registration Statement.

(2)
That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)
That, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant, Commerce Bancshares, Inc., certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Clayton, State of Missouri, on the 8th day of November, 2016.

COMMERCE BANCSHARES, INC.
/s/ Thomas J. Noack
By:	Thomas J. Noack Vice President and Secretary

POWER OF ATTORNEY
KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Thomas J. Noack and Jeffery D. Aberdeen and each of them, with full power to act without the other, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement on Form S-8, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitutes or substitute, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date
/s/ David W. Kemper
_________________ David W. Kemper	Chief Executive Officer and Director (Principal Executive Officer)	November 8, 2016
/s/ Charles G. Kim
_________________ Charles G. Kim	Chief Financial Officer (Principal Financial Officer)	November 8, 2016
/s/ Jeffery D. Aberdeen
_________________ Jeffery D. Aberdeen	Controller (Principal Accounting Officer)	November 8, 2016
/s/ Terry D. Bassham
_________________ Terry D. Bassham	Director	November 8, 2016
/s/ John R. Capps
_________________ John R. Capps	Director	November 8, 2016
/s/ Earl H. Devanny, III
_________________ Earl H. Devanny, III	Director	November 8, 2016
/s/ W. Thomas Grant, II
_________________ W. Thomas Grant, II	Director	November 8, 2016
/s/ James B. Hebenstreit
_________________ James B. Hebenstreit	Director	November 8, 2016
/s/ Jonathan M. Kemper
_________________ Jonathan M. Kemper	Director	November 8, 2016
/s/ John Kemper
_________________ John Kemper	Director	November 8, 2016
/s/ Benjamin F. Rassieur, III
_________________ Benjamin F. Rassieur, III	Director	November 8, 2016
/s/ Todd R. Schnuck
_________________ Todd R. Schnuck	Director	November 8, 2016
/s/ Andrew C. Taylor
_________________ Andrew C. Taylor	Director	November 8, 2016
/s/ Kimberly G. Walker
_________________ Kimberly G. Walker	Director	November 8, 2016

EXHIBIT INDEX

Exhibit Number	Description
4.1	Restated Articles of Incorporation, as amended (incorporated by reference to Exhibit 3(a) to the Quarterly Report on Form 10-Q dated May 7, 2014, Commission File Number 000-02989).
4.2	Restated Bylaws, as amended (incorporated by reference to Exhibit 3(b) to the Current Report on Form 8-K dated February 14, 2013, Commission File No. 000-02989).
5.1*	Opinion of Husch Blackwell LLP, regarding the legality of the securities to be offered hereby.
23.1*	Consent of Husch Blackwell LLP (included in Exhibit 5.1).
23.2*	Consent of Independent Registered Public Accounting Firm.
24.1*	Power of Attorney (included in signature page of this Registration Statement).

*    Filed herewith.